UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2006

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

5619 DTC Parkway—Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 268-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 26, 2006, Adelphia Communications Corporation (the “Company”) and certain of its subsidiaries (collectively, with the Company, the “Debtors”) filed a motion (the “Motion”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking approval to proceed with its asset sale to Time Warner NY Cable LLC (“Time Warner”) and a portion of its asset sale to Comcast Corporation (“Comcast”) without first confirming a Chapter 11 plan of reorganization.

The Debtors currently anticipate that a hearing to approve certain amended bid protections will be held on or about June 8, 2006, followed by a hearing to approve the asset sale, as well as a plan of reorganization related only to the Company’s joint ventures with Comcast, on or about June 27, 2006.

The Motion was prompted by an ongoing dispute between certain creditor groups over how to distribute the sale proceeds, which has delayed resolution of the Debtors’ bankruptcy proceeding, a prerequisite for closing the asset sale under the current terms of the deal. Bankruptcy Court approval would authorize limited amendments to the sale agreements that would allow the asset sale to Time Warner and certain of the assets to be sold to Comcast to take place without first confirming a plan of reorganization for such assets and without the corresponding creditors’ vote.

The Debtors’ majority ownership interest in two joint ventures with Comcast, Century-TCI and Parnassos, would still be sold to Comcast concurrently with the consummation of a plan of reorganization for those joint ventures. Other assets being purchased by Comcast would, under the proposal, be purchased without prior confirmation of a plan of reorganization and without the associated creditors’ vote.

The closings of the Time Warner and Comcast acquisitions are conditioned on one another and are expected to occur simultaneously.

If the modified approach is used, after making distributions to creditors of the joint ventures pursuant to a plan of reorganization, the Debtors would be comprised of the balance of cash (approximately $12.7 billion, less cash payments to the joint venture creditors) and Time Warner Cable Inc. (“Time Warner Cable”) Class A Common Stock, par value $0.01 per share (“TWC Class A Common Stock”) (approximately 16 percent of the common stock of Time Warner Cable) used to pay for the Debtors’ assets. The entities other than the joint ventures would remain in bankruptcy. The remaining creditors could continue their negotiations and litigation over how to distribute the value of the bankruptcy estate.

The modifications requested by the Debtors include a requirement that the Debtors sell a portion of the TWC Class A Common Stock to be received by the Debtors in an underwritten public offering and a provision that an amount equal to the already approved breakup fee automatically would be paid or credited against the purchase price if the sale fails to close by August 31, 2006, under certain circumstances.

There is no assurance that an asset sale or plan of reorganization can be consummated on a timely basis, if at all. An asset sale under Section 363 of the Bankruptcy Code may involve additional transaction-related costs, which may be substantial.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibits) that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

This filing is not intended to be, nor should it be construed as, a solicitation for a vote on a plan of reorganization.

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1   Debtors’ Motion Pursuant to Sections 105, 363, 365 and 1146(c) of the Bankruptcy Code and Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedures Seeking Approval of:  (i) a Form of Notice Regarding Certain Hearing Dates and Objection Deadlines;

                                                                                                (ii) New Provisions for Termination and for the Payment or Crediting of the Breakup Fee; (iii) the Sale of Substantially All Assets of Adelphia Communications Corporation and its Affiliated Debtors to Time Warner NY Cable LLC and Certain Other Assets to Comcast Corporation Free and Clear of Liens, Claims, Encumbrances and Interests and Exempt From Applicable Transfer Taxes; (iv) the Retention, Assumption and/or Assignment of Certain Agreements, Contracts and Leases; and (v) the Granting of Related Relief, filed with the Bankruptcy Court on May 26, 2006.

Exhibit 99.2                                    Press Release of the Company, dated May 26, 2006.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements. All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”), restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC (“Time Warner”) and Comcast Corporation (“Comcast”) is approved and consummated, whether the contemplated modifications to such sale transactions, as well as the contemplated plans of reorganization for the Comcast joint ventures, will be approved and timely consummated, the potential costs and impacts of the transactions contemplated by the proposed modifications, whether the Debtors’ Modified Fourth Amended Joint Plan of Reorganization, filed with the Bankruptcy Court on April 28, 2006, is confirmed and consummated in time to close the sale of such assets to Time Warner and Comcast in the event the contemplated modifications to such sale transactions are not approved and timely consummated, whether the transactions contemplated by the settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its broadband network, technological developments, changes in general economic conditions, and those discussed under Items 1A,  “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the period ended March 31, 2006 and in the Company’s supplement to the Fourth Amended Disclosure Statement, filed with the Bankruptcy Court on April 28, 2006, which is available in the investor relations section of the Company’s website at www.adelphia.com. Information contained on the Company’s Internet website is not incorporated by reference into this report. Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2006	ADELPHIA COMMUNICATIONS CORPORATION
(Registrant)

	By:	/s/ Brad M. Sonnenberg
	Name:	Brad M. Sonnenberg
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1

Debtors’ Motion Pursuant to Sections 105, 363, 365 and 1146(c) of the Bankruptcy Code and Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedures Seeking Approval of: (i) a Form of Notice Regarding Certain Hearing Dates and Objection Deadlines; (ii) New Provisions for Termination and for the Payment or Crediting of the Breakup Fee; (iii) the Sale of Substantially All Assets of Adelphia Communications Corporation and its Affiliated Debtors to Time Warner NY Cable LLC and Certain Other Assets to Comcast Corporation Free and Clear of Liens, Claims, Encumbrances and Interests and Exempt From Applicable Transfer Taxes; (iv) the Retention, Assumption and/or Assignment of Certain Agreements, Contracts and Leases; and (v) the Granting of Related Relief, filed with the Bankruptcy Court on May 26, 2006.

Exhibit 99.2	Press Release of the Company, dated May 26, 2006.